Exhibit 99.1

Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong First Quarter Earnings
Year-over-year revenues up 19.4%
Adjusted EPS of 64 cents per diluted share
     JACKSONVILLE, Fla. – April 29, 2009 – Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage industry, today reported consolidated revenues of $529.8 million for the first quarter of 2009, an increase of 19.4% compared to the first quarter of 2008, and net earnings of $50.0 million or 53 cents per share.
     Pro forma adjusted net earnings for the first quarter of 2009 were $60.6 million, or 64 cents per share, compared to $54.1 million, or 55 cents per share, in the first quarter of 2008. Pro forma adjusted net earnings in the current quarter include $2.6 million in after-tax incremental public company costs incurred as a result of LPS being spun-off on July 2, 2008. Also, these results exclude an after-tax charge of 6 cents per share primarily relating to the recent retirement of three members of LPS’s Board and include an adjustment for purchase amortization of 5 cents per share for the first quarter of 2009 while adjustments for the prior year quarter included pro forma interest expense of 15 cents per share and purchase amortization of 6 cents per share.
     “LPS is off to a strong start in 2009 despite a difficult macro-economic environment and challenging market conditions in some of its businesses. LPS, with its market leading presence and unique portfolio of services, remains well positioned to grow profitably in 2009 and beyond,” said Lee A. Kennedy, Chairman of LPS. “First quarter earnings were solid across most of our businesses. Our Default Services business continued to deliver strong results which more than offset a decline in our Loan Facilitation Services. Also, our Mortgage Processing business had a strong quarter,” added Jeff Carbiener, President and CEO of LPS.
     Operating income was $103.9 million in the quarter compared to $100.1 million in the first quarter of 2008. Adjusting for certain unusual items including the retirement related charges noted earlier, operating income was $112.9 million compared to $101.1 million in the prior year quarter.
     Pro forma adjusted free cash flow (net cash provided by operating activities including the pro forma interest expense noted earlier, minus additions to property and equipment, capitalized software and certain non-recurring charges) for the quarter of $57.1 million compared to $122.0 million in the first quarter of 2008, primarily due to the timing of $82 million in pass-through customer payments received in the prior year period that were subsequently paid out in the second quarter of 2008.
Technology, Data and Analytics
     Revenues for the segment were $159.9 million compared to $135.8 million in the first quarter of 2008 while operating income of $53.4 million compared to $45.5 million in the prior year quarter. Mortgage Processing revenues of $91.2 million were 13.7% above the first quarter of 2008, primarily due to higher activity based fees. Other TD&A revenues increased by 23.5% to $68.7 million compared to the prior year quarter, mainly due to strong growth in our Desktop application and Data and Analytics services. Overall operating income for the segment was higher primarily due to higher activity based fees and higher contributions from Desktop.

Loan Transaction Services
     Revenues for the segment increased by 20.4% to $374.5 million compared to the first quarter of 2008 while operating income of $78.2 million compared to $68.1 million in the prior year period. Loan Facilitation Services revenues of $119.2 million declined 16.1% compared to the same period last year, mainly due to decreased appraisal volumes and lower tax and other loan origination related revenues. Default Services, on the other hand, more than offset this decline with revenues of $255.3 million which increased 51.0% over the first quarter of 2008, primarily due to continued strength in the default market and our ability to gain market share. Overall operating income for the segment grew due to higher income in Default Services, partially offset by lower contributions from loan origination related services like appraisal.
Other Items
     Net corporate expenses, excluding the charge primarily relating to the recent retirement of three directors, were $18.7 million compared to $12.4 million in the first quarter of 2008 and were higher primarily due to the incremental public company costs and higher incentive compensation expenses in the current quarter.
Outlook
     “We are off to a solid start in 2009 and while the broader economy and some of our markets in general pose challenges, LPS has a strong presence in each of its businesses and remains in a good position to grow earnings in 2009,” said Jeff Carbiener. “Building on the strong first quarter, we expect second quarter adjusted earnings to be in the range of $0.66-$0.68 per diluted share. For full year 2009, we now expect revenues to grow 13%-15% compared to 2008 and adjusted earnings to come in at the higher end of the $2.64-$2.74 per diluted share guidance.”

Use of Non-GAAP Financial Information
     LPS reports several non-GAAP measures, including pro forma adjusted net earnings and pro forma adjusted free cash flow. The adjusted results exclude acquisition related amortization costs and include pro forma debt related interest expenses. References to non-GAAP measures are included in order to provide a more meaningful presentation and comparison to prior periods. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.
Conference Call and Webcast
     LPS will host a conference call to discuss these results on Wednesday, April 29, 2009, at 5:00 p.m. Eastern time. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through May 6, 2009 by dialing 888-203-1112 (access code: 7575445).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage industry. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, workflow automation

(Desktop), portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages are serviced using LPS’s Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including eight of the top 10 and 14 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, please visit www.lpsvcs.com.
Forward Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to adapt our services to changes in technology or the marketplace; risks associated with protecting information security and privacy; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with our spin-off from Fidelity National Information Services, Inc. (“FIS”), including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking

Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated and Combined Statements of Earnings
(In thousands)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Processing and services revenues	$529,817	$443,560
Cost of revenues	354,702	288,386

Gross profit	175,115	155,174
Selling, general and administrative expenses	71,178	55,098

Operating income	103,937	100,076

Other income (expense):
Interest income	524	260
Interest expense	(21,914)	(18)
Other expense, net	(1)	—

Total other income (expense)	(21,391)	242

Earnings before income taxes, equity in losses of unconsolidated entity, minority interest and discontinued operation	82,546	100,318
Provision for income taxes	31,575	38,923

Earnings before equity in losses of unconsolidated entity, minority interest and discontinued operation	50,971	61,395
Equity in losses of unconsolidated entity	(37)	(1,957)
Minority interest	(384)	(312)

Net earnings from continuing operations	50,550	59,126
Discontinued operation, net of tax	(504)	2,606

Net earnings	$50,046	$61,732

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Consolidated Balance Sheets
(In thousands)

	March 31, 2009
	(Unaudited)	December 31, 2008
Assets
Current assets:

Cash and cash equivalents	$57,910	$125,966
Trade receivables, net of allowance for doubtful accounts	376,643	344,848
Other receivables	12,784	17,393
Due from affiliates	—	2,713
Prepaid expenses and other current assets	23,481	22,030
Deferred income taxes	40,757	40,757

Total current assets	511,575	553,707

Property and equipment, net of accumulated depreciation	104,398	95,542
Computer software, net of accumulated amortization	163,601	157,539
Other intangible assets, net of accumulated amortization	84,993	83,489
Goodwill	1,110,968	1,091,056
Other non-current assets	106,968	122,300

Total assets	$2,082,503	$2,103,633

Liabilities and Stockholders’ Equity

Current liabilities:

Current portion of long-term debt	$107,896	$145,101
Trade accounts payable	43,625	31,720
Accrued salaries and benefits	27,595	36,492
Recording and transfer tax liabilities	14,466	14,639
Due to affiliates	1,509	1,573
Other accrued liabilities	112,924	101,612
Deferred revenues	49,060	51,628

Total current liabilities	357,075	382,765

Deferred revenues	43,428	40,343
Deferred income taxes, net	24,429	36,557
Long-term debt, net of current portion	1,367,439	1,402,350
Other non-current liabilities	37,705	39,217

Total liabilities	1,830,076	1,901,232

Stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at March 31, 2009 or December 31, 2008	—	—
Common stock $0.0001 par value; 500 million shares authorized, 95.7 million and 95.3 million shares issued at March 31, 2009 and December 31, 2008	10	9
Treasury stock $0.0001 par value; 202,557 and 19,870 shares at March 31, 2009 and December 31, 2008	(5,734)	(582)
Additional paid-in capital	125,345	111,849
Retained earnings	134,105	93,540
Accumulated other comprehensive earnings (loss)	(12,935)	(13,667)
Noncontrolling minority interest	11,636	11,252

Total stockholders’ equity	252,427	202,401

Total liabilities and stockholders’ equity	$2,082,503	$2,103,633

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
Condensed Consolidated and Combined Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Cash flows from operating activities:
Net earnings	$50,046	$61,732
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23,991	23,697
Amortization of debt issuance costs	1,282	—
Gain on sale of operations	(2,574)	—
Deferred income taxes	(651)	11,843
Stock-based compensation cost	6,843	4,687
Income tax benefit from exercise of stock options	(1,222)	—
Equity in losses of unconsolidated entity	37	1,957
Minority interest	384	312
Changes in assets and liabilities, net of effects from acquisitions
Trade receivables	(25,871)	(30,515)
Other receivables	4,622	(6,001)
Prepaid expenses and other assets	(6,347)	3,228
Deferred revenue	(479)	(346)
Accounts payable, accrued liabilities and other liabilities	25,312	75,756

Net cash provided by operating activities	75,373	146,350

Cash flows from investing activities:
Additions to property and equipment	(11,659)	(5,345)
Additions to capitalized software	(10,912)	(5,448)
Net impact of acquistions and dispositions	(37,037)	—

Net cash used in investing activities	(59,608)	(10,793)

Cash flows from financing activities:
Debt service payments	(76,276)	—
Net distributions to FIS	—	(72,144)
Stock options exercised	714	—
Income tax benefit from exercise of stock options	1,222	—
Dividends paid	(9,481)	—

Net cash used in financing activities	(83,821)	(72,144)
Net (decrease) increase in cash and cash equivalents	(68,056)	63,413
Cash and cash equivalents, at beginning of period	125,966	39,566

Cash and cash equivalents, at end of period	$57,910	$102,979

Cash paid for interest	$28,763	$—

Cash paid for income taxes	$7,746	$—

Non-cash contribution relating to stock compensation	$—	$4,687

Non-cash redistribution of assets to FIS	$434	$—

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share amounts)

	Quarter Ended March 31		Quarter Ended
	2009	2008	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1. Revenues — Continuing Operations
Technology, Data and Analytics (TD&A):
Mortgage Processing	$91,150	$80,166	$91,150	$88,364	$83,592	$82,062	$80,166
Other TD&A	68,729	55,658	68,729	60,754	55,372	59,682	55,658

Total	159,879	135,824	159,879	149,118	138,964	141,744	135,824

Loan Transaction Services:
Loan Facilitation Services	119,214	142,039	119,214	83,914	87,629	118,091	142,039
Default Services	255,309	169,025	255,309	243,736	241,844	197,223	169,025

Total	374,523	311,064	374,523	327,650	329,473	315,314	311,064

Corporate and Other	(4,585)	(3,328)	(4,585)	(2,847)	(1,675)	(3,711)	(3,328)

Total Revenue	$529,817	$443,560	$529,817	$473,921	$466,762	$453,347	$443,560

Revenue Growth from Prior Year Period
Technology, Data and Analytics:
Mortgage Processing	13.7%	-2.6%	13.7%	-4.9%	2.9%	-1.4%	-2.6%
Other TD&A	23.5%	-7.4%	23.5%	14.6%	-5.5%	1.5%	-7.4%

Total	17.7%	-4.6%	17.7%	2.2%	-0.6%	-0.2%	-4.6%

Loan Transaction Services:
Loan Facilitation Services	-16.1%	-1.3%	-16.1%	-39.6%	-42.8%	-28.3%	-1.3%
Default Services	51.0%	66.5%	51.0%	68.3%	97.1%	89.7%	66.5%

Total	20.4%	26.7%	20.4%	15.4%	19.4%	17.3%	26.7%

Corporate and Other	n/m	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	19.4%	14.4%	19.4%	11.0%	13.3%	10.0%	14.4%

2. Depreciation and Amortization — Continuing Operations
Depreciation and Amortization	$14,074	$13,498	$14,074	$13,697	$12,594	$11,286	$13,498
Purchase Price Amortization	8,083	9,700	8,083	10,711	10,627	8,980	9,700
Other Amortization	1,829	475	1,829	596	579	594	475

Total Depreciation and Amortization	$23,986	$23,673	$23,986	$25,004	$23,800	$20,860	$23,673

3. Stock Compensation Expense (1)
Stock Compensation Expense, Excluding Acceleration Charges	$6,044	$4,687	$6,044	$6,603	$5,790	$4,295	$4,687
Stock Acceleration Expense	799	—	799	—	—	138	—

Total Stock Compensation Expense	$6,843	$4,687	$6,843	$6,603	$5,790	$4,433	$4,687

(1)	As the Company does not allocate stock compensation expense to the individual business units, there is no related expense associated with the discontinued operation.

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share amounts)

	Quarter Ended March 31		Quarter Ended
	2009	2008	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
4. Statement of Earnings
Processing and services revenues	$529,817	$443,560	$529,817	$473,921	$466,762	$453,347	$443,560
Cost of revenues	354,702	288,386	354,702	294,069	300,560	293,464	288,386

Gross profit	175,115	155,174	175,115	179,852	166,202	159,883	155,174
Selling, general and administrative expenses	71,178	55,098	71,178	58,298	57,909	58,570	55,098

Operating income	103,937	100,076	103,937	121,554	108,293	101,313	100,076
Other income (expense):
Interest income	524	260	524	566	476	303	260
Interest expense	(21,914)	(18)	(21,914)	(25,306)	(24,565)	(38)	(18)
Other income (expense), net	(1)	—	(1)	(4)	(5)	282	—

Total other income (expense)	(21,391)	242	(21,391)	(24,744)	(24,094)	547	242

Earnings before income taxes, equity in losses of unconsolidated entity, minority interest and discontinued operation	82,546	100,318	82,546	96,810	84,199	101,860	100,318
Provision for income taxes	31,575	38,923	31,575	35,455	32,669	39,522	38,923

Earnings before equity in losses of unconsolidated entity, minority and discontinued operation	50,971	61,395	50,971	61,355	51,530	62,338	61,395
Equity in loss of unconsolidated affiliate	(37)	(1,957)	(37)	(833)	(1,484)	(413)	(1,957)
Minority interest	(384)	(312)	(384)	(148)	(330)	(411)	(312)

Net earnings from continuing operations	50,550	59,126	50,550	60,374	49,716	61,514	59,126
Discontinued operations, net of tax	(504)	2,606	(504)	(6,045)	1,565	2,032	2,606

Net earnings	$50,046	$61,732	$50,046	$54,329	$51,281	$63,546	$61,732

Net earnings per diluted share — continuing operations	$0.53	$0.60	$0.53	$0.63	$0.52	$0.65	$0.60
Net earnings per diluted share — discontinued operations	$0.00	$0.03	$0.00	($0.06)	$0.02	$0.02	$0.03

Net earnings per diluted share	$0.53	$0.63	$0.53	$0.57	$0.54	$0.67	$0.63

5. EBIT — Discontinued Operations (1)
Revenue	$296	$9,166	$296	$2,204	$5,916	$7,033	$9,166
Cost of Sales	503	$1,788	503	1,571	1,521	1,499	1,788
Selling, General and Administrative Expenses	499	3,119	499	1,814	1,837	2,212	3,119

Operating Income	(706)	4,259	(706)	(1,181)	2,558	3,322	4,259
Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—

EBIT, as adjusted	$(706)	$4,259	$(706)	$(1,181)	$2,558	$3,322	$4,259

Depreciation and Amortization	$5	$24	$5	$17	$19	$20	$24

(1)	The business unit included in discontinued operations has historically been reported as a component of Loan Facilitation Services in the Loan Transaction Services reporting segment.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Quarter Ended March 31		Quarter Ended
	2009	2008	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1. EBIT — Continuing Operations
Consolidated
Revenue	$529,817	$443,560	$529,817	$473,921	$466,762	$453,347	$443,560
Cost of Sales	354,702	288,386	354,702	294,069	300,560	293,464	288,386
Selling, General and Administrative Expenses	71,178	55,098	71,178	58,298	57,909	58,570	55,098

Operating Income	103,937	100,076	103,937	121,554	108,293	101,313	100,076
Less Non-recurring Charges:
Restructuring Costs	8,186	—	8,186	—	—	2,353	—
LPS Spin Related Costs	—	1,003	—	—	—	1,960	1,003
Acceleration of Performance-Based Shares	799	—	799	—	—	138	—

EBIT, as adjusted	$112,922	$101,079	$112,922	$121,554	$108,293	$105,764	$101,079

EBIT Margin, as adjusted	21.3%	22.8%	21.3%	25.6%	23.2%	23.3%	22.8%

Depreciation and Amortization	$23,986	$23,673	$23,986	$25,004	$23,800	$20,860	$23,673

Technology, Data and Analytics
Revenue	$159,879	$135,824	$159,879	$149,118	$138,964	$141,744	$135,824
Cost of Sales	90,463	74,110	90,463	80,482	73,980	81,397	74,110
Selling, General and Administrative Expenses	16,066	16,258	16,066	15,121	15,790	17,471	16,258

Operating Income	53,350	45,456	53,350	53,515	49,194	42,876	45,456
Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	2,178	—
LPS Spin Related Costs	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—

EBIT, as adjusted	$53,350	$45,456	$53,350	$53,515	$49,194	$45,054	$45,456

EBIT Margin, as adjusted	33.4%	33.5%	33.4%	35.9%	35.4%	31.8%	33.5%

Depreciation and Amortization	$17,375	$16,015	$17,375	$15,990	$15,229	$13,971	$16,015

Loan Transaction Services
Revenue	$374,523	$311,064	$374,523	$327,650	$329,473	$315,314	$311,064
Cost of Sales	268,936	217,668	268,936	217,242	228,283	215,838	217,668
Selling, General and Administrative Expenses	27,359	25,344	27,359	26,314	26,487	27,154	25,344

Operating Income	78,228	68,052	78,228	84,094	74,703	72,322	68,052
Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	163	—
LPS Spin Related Costs	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—

EBIT, as adjusted	$78,228	$68,052	$78,228	$84,094	$74,703	$72,485	$68,052

EBIT Margin, as adjusted	20.9%	21.9%	20.9%	25.7%	22.7%	23.0%	21.9%

Depreciation and Amortization	$4,608	$6,163	$4,608	$7,028	$6,651	$5,290	$6,163

Corporate and Other
Revenue	$(4,585)	$(3,328)	$(4,585)	$(2,847)	$(1,675)	$(3,711)	$(3,328)
Cost of Sales	(4,697)	(3,392)	(4,697)	(3,655)	(1,703)	(3,771)	(3,392)
Selling, General and Administrative Expenses	27,753	13,496	27,753	16,863	15,632	13,945	13,496

Operating Income	(27,641)	(13,432)	(27,641)	(16,055)	(15,604)	(13,885)	(13,432)
Less Non-recurring Charges:
Restructuring Costs	8,186	—	8,186	—	—	12	—
LPS Spin Related Costs	—	1,003	—	—	—	1,960	1,003
Acceleration of Performance-Based Shares	799	—	799	—	—	138	—

EBIT, as adjusted	$(18,656)	$(12,429)	$(18,656)	$(16,055)	$(15,604)	$(11,775)	$(12,429)

Depreciation and Amortization	$2,003	$1,495	$2,003	$1,986	$1,920	$1,599	$1,495

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES AND AFFILIATES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Quarter Ended March 31		Quarter Ended
	2009	2008	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
2. Net Earnings — Reconciliation
Net Earnings	$50,046	$61,732	$50,046	$54,329	$51,281	$63,546	$61,732
Less Non-recurring Charges:
Restructuring Costs, net of tax	5,055	—	5,055	—	—	1,440	—
LPS Spin Related Costs, net of tax	—	614	—	—	—	1,200	614
Acceleration of Performance-Based Shares, net of tax	493	—	493	—	—	84	—
Impact of change in tax rate on non-recurring items	—	—	—	(223)	—	—	—

Net Earnings, excluding non-recurring items	55,594	62,346	55,594	54,106	51,281	66,270	62,346
Pro Forma Interest Expense, net of tax (1)	—	14,180	—	—	—	13,951	14,180

Pro Forma Net Earnings	55,594	48,166	55,594	54,106	51,281	52,319	48,166
Purchase Price Amortization, net of tax (2)	4,991	5,936	4,991	6,815	6,504	5,496	5,936

Pro Forma Adjusted Net Earnings	$60,585	$54,102	$60,585	$60,921	$57,785	$57,815	$54,102

Pro Forma Net Earnings Per Share	$0.58	$0.49	$0.58	$0.57	$0.54	$0.55	$0.49

Pro Forma Adjusted Net Earnings Per Share (3)	$0.64	$0.55	$0.64	$0.64	$0.61	$0.61	$0.55

Pro Forma Diluted Weighted Average Shares (3)	95,284	97,597	95,284	95,126	95,223	95,070	97,597

3. Cashflow — Reconciliation
Cash Flows from Operating Activities:
Net Earnings	$50,046	$61,732	$50,046	$54,329	$51,281	$63,546	$61,732
Less Non-recurring Charges:
Restructuring Costs, net of tax	4,304	—	4,304	—	—	1,440	—
LPS Spin Related Costs, net of tax	—	614	—	—	—	1,200	614
Impact of change in tax rate on non-recurring items	—	—	—	(223)	—	—	—

Net Earnings, excluding non-recurring items	54,350	62,346	54,350	54,106	51,281	66,186	62,346
Pro Forma Interest Expense, net of tax	—	14,180	—	—	—	13,951	14,180

Pro Forma Adjusted Net Earnings	54,350	48,166	54,350	54,106	51,281	52,235	48,166
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	30,185	42,496	30,185	30,081	32,420	18,262	42,496
Working capital adjustments	(4,858)	42,122	(4,858)	32,158	26,908	(91,474)	42,122

Net cash provided by (used in) operating activities	79,677	132,784	79,677	116,345	110,609	(20,977)	132,784

Capital expenditures included in investing activities	(22,571)	(10,793)	(22,571)	(23,946)	(13,205)	(14,344)	(10,793)

Pro Forma Adjusted Net Free Cash Flow	$57,106	$121,991	$57,106	$92,399	$97,404	$(35,321)	$121,991

Notes:

(1)	Pro forma interest expense for each of the two quarters in the period ended June 30, 2008 represents the interest expense associated with the $1,610.7 million in debt incurred by us in connection with the spin-off assuming the spin-off occurred on January 1, 2007. Our new bank debt bears interest at a floating rate which we estimate would have been 4.96% on the revolving credit agreement, Term Loan A and Term Loan B based on the one month LIBOR rate on June 30, 2008 (2.46%) plus a spread of 2.5%. Our new senior notes bear interest at a fixed rate of 8.125%. Amortization of capitalized debt issuance costs in connection with the borrowings included in pro forma interest expense total approximately $2.7 million for the six months ended June 30, 2008. These projections also reflect principal paydowns of approximately $36.3 million ($35 million of Term Loan A, $1.3 million of Term Loan B) per quarter under the credit agreement (other than in the first quarter after closing, in which only $1.3 million is payable) and the paydown of the revolver of $25.7 million during the first quarter of 2007.

(2)	Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business combinations primarily relating to customer lists, trademarks and non-compete agreements.

(3)	Pro forma earnings per share and pro forma diluted weighted average shares for the quarter ended June 30, 2008 are provided based on the 94,611 shares of Lender Processing Services, Inc. common stock issued to FIS shareholders on the July 2, 2008 spin date along with dilutive common stock equivalents calculated under the treasury stock method using the $33 per share closing price of LPS on July 2, 2008 as the average market price and the number of LPS options and awards issued to our employees per the terms of the spin-off. Pro forma earnings per share and pro forma diluted weighted average shares for all other periods presented above are based on the pro forma diluted shares as included in the Company’s Form 10 filed on June 20, 2008.